SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2015

          BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

(781) 376-5555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 23, 2015, Bridgeline Digital, Inc. (the “Company”) held its Annual Meeting of Shareholders. The following is a summary of the matters voted on at the meeting:

(1)	The results of the voting for the election of one director to serve a two-year term:

Nominees	For	Withheld	Broker Non-Votes

Thomas Massie	1,304,921	130,303	2,055,777

Joni Kahn	1,315,261	119,963	2,055,777

(2)

The results of the voting to amend the Bridgeline Digital, Inc. Amended and Restated Stock Incentive Plan to increase the number of shares of Common Stock available for issuance upon exercise of options granted under that Plan from 900,0000 shares to 1,250,000 shares::

For	Against	Abstain	Broker Non-Votes
1,177,865	247,509	388	2,055,777

(3)	The results of the voting to ratify the selection of Marcum, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2015 were as follows:

For	Against	Abstain	Broker Non-Votes
3,450,480	13,855	2,026	-

(4)	The results of the voting on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
1,275,815	138,477	36,110	2,031,137

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)

By:	/s/Michael D. Prinn
Michael D. Prinn
Executive Vice President and
Chief Financial Officer

Date: September 23, 2015